UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

Regal Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-07283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511

(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Regal Beloit Corporation, a Wisconsin corporation (the “Company”), was held on September 1, 2021 at the Company’s headquarters in Beloit, Wisconsin (the “Special Meeting”). A total of 37,314,989 shares of common stock, $0.01 par value per share, of the Company (“Company common stock”), out of a total of 40,696,142 shares of Company common stock issued and outstanding and entitled to vote as of July 16, 2021, were represented in person or by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s joint proxy statement/prospectus-information statement dated July 21, 2021 and first mailed to the Company’s shareholders on or about July 26, 2021, is set forth below:

Approval of the Issuance of Shares of Company Common Stock Pursuant to the Merger Agreement

As previously announced, on February 15, 2021, the Company entered into definitive agreements with Rexnord Corporation (“Rexnord”), Land Newco, Inc., a wholly owned indirect subsidiary of Rexnord (“Land”), and Phoenix 2021, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with respect to a Reverse Morris Trust transaction (the “Proposed Transaction”) pursuant to which, and subject to the terms and conditions of the Agreement and Plan of Merger dated as of February 15, 2021 by and among the Company, Rexnord, Land and Merger Sub (as amended, modified or supplemented in accordance with its terms, the “Merger Agreement”) and the other definitive agreements entered into in connection therewith, (1) Rexnord will transfer (or cause to be transferred) to Land substantially all of the assets, and Land will assume substantially all of the liabilities, of Rexnord’s Process & Motion Control segment (“PMC”), (2) after which all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land common stock”) held by a subsidiary of Rexnord will be distributed in a series of distributions to Rexnord’s stockholders (the final distribution of Land common stock from Rexnord to Rexnord’s stockholders, which is to be made pro rata for no consideration, the “Spin-Off”) and (3) immediately after the Spin-Off, Merger Sub will merge with and into Land (the “Merger”) and all shares of Land common stock (other than those held by Rexnord, Land, the Company, Merger Sub or their respective subsidiaries) will be converted as of the effective time of the Merger into the right to receive shares of Company common stock, as calculated and subject to adjustment as set forth in the Merger Agreement. When the Merger is completed, Land (which at that time will hold the PMC business) will be a wholly owned subsidiary of the Company.

At the Special Meeting, the Company’s shareholders voted upon and approved a proposal to approve the issuance of shares of Company common stock pursuant to the Merger Agreement. Approximately 99.91% of the outstanding shares of Company common stock represented in person or by proxy at the Special Meeting voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
37,284,440	17,253	13,296

Approval of an Amendment and Restatement of the Company’s Articles of Incorporation to Effect a Change in the Company’s Legal Name

At the Special Meeting, the Company’s shareholders voted upon and approved an amendment and restatement of the Company’s Articles of Incorporation to effect a change in the Company’s legal name from “Regal Beloit Corporation” to “Regal Rexnord Corporation” (which amendment and restatement will not be implemented if the Merger is not consummated). Approximately 99.8% of the shares of Company common stock represented in person or by proxy at the Special Meeting were voted in favor of the proposal. The vote regarding the amendment and restatement to effect a change in the Company’s legal name is not a condition to consummation of the Proposed Transaction. The votes on this proposal were as follows:

For	Against	Abstain
37,244,064	43,407	27,518

Approval of an Amendment and Restatement of the Company’s Articles of Incorporation to Increase the Number of Authorized Shares of Company Common Stock

At the Special Meeting, the Company’s shareholders voted upon and approved an amendment and restatement of the Company’s Articles of Incorporation to increase the number of authorized shares of Company common stock from 100,000,000 to 150,000,000 (which amendment and restatement will not be implemented if the Merger is not consummated). Approximately 99.55% of the shares of Company common stock represented in person or by proxy at the Special Meeting were voted in favor of the proposal. The vote regarding the amendment and restatement to increase the number of authorized shares of Company common stock is not a condition to consummation of the Proposed Transaction. The votes on this proposal were as follows:

For	Against	Abstain
37,148,096	150,408	16,485

Adjournment of the Special Meeting

Because shareholders holding at least a majority of the shares of Company common stock represented in person or by proxy at the Special Meeting approved the proposal to issue shares of Regal common stock pursuant to the Merger Agreement, the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement in the event there are not sufficient votes at the time of the Special Meeting to approve the issuance of shares of Regal common stock pursuant to the Merger Agreement, was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: September 2, 2021	By:	/s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary